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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 9, 2001 of our report dated March 28, 2001, included and incorporated by reference in the Annual Report on Form 10-K of Peet's Coffee & Tea, Inc. and subsidiaries for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

San Francisco, California
March 29, 2001